UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 6, 2019

McDERMOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Republic of Panama	001-08430	72-0593134
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

757 N. Eldridge Parkway Houston, Texas	77079
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (281) 870-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $1.00 per share	MDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 6, 2019, McDermott, Inc. (“MI”), a subsidiary of McDermott International, Inc. (“MII” or the “Company”), and Mr. Stuart A. Spence, MII’s former Executive Vice President and Chief Financial Officer, entered into a Separation Agreement in connection with Mr. Spence’s resignation, which was effective November 4, 2019. The Separation Agreement provides for various severance benefits to be provided to Mr. Spence, in exchange for, among other things, his agreement to several restrictive covenants.

The severance benefits include:

(1)	a lump-sum payment in the amount of $866,666.67, payable currently;

(2)	each currently outstanding award of MII restricted stock units (“RSUs”) granted to Mr. Spence under the 2016 McDermott International, Inc. Long Term Incentive Plan (the “MII LTIP”) which would, absent his termination of employment, remain outstanding and, to the extent applicable, continue to vest during the period from November 4, 2019 through March 1, 2022 (the “Extended Vesting Period”) will, subject to certain conditions, become vested and be settled on the first to occur of (i) the date such award would otherwise be settled in accordance with the terms of the MII LTIP and the applicable grant agreement, as if his employment had continued during the Extended Vesting Period, and (ii) March 15, 2020;

(3)	Mr. Spence’s unvested benefits under the McDermott International, Inc. Director and Executive Deferred Compensation Plan became fully vested as of the date of his resignation, with such amounts to be paid in accordance with the terms of that plan;

(4)	payment of an amount to fund six months of continuing health insurance coverage under the Consolidated Omnibus Reconciliation Act; and

(5)	accrued but unutilized vacation pay.

All other outstanding unvested equity or performance-based awards previously granted to Mr. Spence will be forfeited.

The above description of the Separation Agreement is not complete and is qualified by reference to the complete document. A copy of the Separation Agreement is filed as Exhibit 10.1 to this report and is incorporated into this Item 5.02 by reference.

In connection with Mr. Christopher A. Krummel’s appointment as Executive Vice President, Chief Financial Officer, on November 8, 2019, the Compensation Committee of the Board of Directors of the Company approved an annual base salary for Mr. Krummel of $600,000, effective as of November 5, 2019. The Compensation Committee also approved a Change in Control Agreement for Mr. Krummel in the form filed as Exhibit 10.2 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

10.1	Separation Agreement dated effective November 6, 2019 by and between Stuart Spence and McDermott, Inc.

10.2	Form of Change in Control Agreement among McDermott International, Inc., McDermott, Inc. and Christopher A. Krummel.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McDERMOTT INTERNATIONAL, INC.

By:	/s/ John M. Freeman
John M. Freeman
Executive Vice President, Chief Legal Officer and Corporate Secretary

November 13, 2019